UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2011

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2011, STAAR Surgical Company published a press release announcing selected preliminary financial results for the quarter and year ended December 31, 2010.  A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

STAAR Surgical Company’s President and Chief Executive Officer, Barry Caldwell, will be meeting privately with a number of investors and potential investors during the J.P. Morgan Healthcare Conference taking place in San Francisco from January 11, 2011 through January 14, 2011.  A copy of PowerPoint slides to be used in Mr. Caldwell’s discussions is furnished as Exhibit 99.2 to this Report, and is incorporated herein by this reference.

The preliminary results of research on the accommodating properties of the Collamer® lens material described in the slide presentation, and any other information about the performance of STAAR’s products, are provided for the information of investors. They do not constitute claims of therapeutic benefit or indications for use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 11, 2011	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated January 11, 2011.
99.2	Slide presentation dated January 11, 2011.